UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2019

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TLSS	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Equity Offering

On August 30, 2019, the Company entered into a Securities Purchase Agreement with the investor parties thereto (collectively, the “Equity Investors”), pursuant to which the Equity Investors agreed to purchase, severally and not jointly, approximately $1,067,500 worth of units of the Company, each unit comprised of one (1) share of common stock, $0.001 par value per share (“Common Stock”), and a Warrant to purchase one (1) share of Common Stock (the “Equity Offering”). In connection with the Equity Offering, the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares issuable to the Equity Investors in the Equity Offering.

Copies of the Security Purchase Agreement, Warrant, and Registration Rights Agreement in connection with the Equity Offering are attached hereto as Exhibits 10.1 and 10.2, and 4.1, respectively, and are incorporated herein by reference.

Debt Offering

On August 30, 2019, the Company entered into a Securities Purchase Agreement with the investor parties thereto (collectively, the “Debt Investors”) pursuant to which the Debt Investors agreed to purchase, severally and not jointly, (i) original issue discount Senior Secured Convertible Notes (the “Notes”), issued at a 10% original issue discount, for a total purchase price of $2,222,854, and (ii) 987,940 Warrants, which are equal to 100% of the shares issuable upon conversion of the Notes (the “Debt Offering”). In connection with the Debt Offering, the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares issuable to the Debt Investors in the Debt Offering.

Pursuant to the Notes, the Company promises to pay the principal sum of the Notes to the respective Debt Investor, or its permitted assigns (the “Holder”), on the date that is the 15 month anniversary of the original issue date, or November 30, 2020 (the “Maturity Date”) or such earlier date as the Note is required or permitted to be repaid as provided thereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of the Note in accordance with the provisions thereof. Interest shall accrue to the Holders on the aggregate unconverted and then outstanding principal amount of the Notes at the rate of 10% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the original issue date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Commencing on the four month anniversary of the Note, monthly payments of interest and monthly principal payments, based on a 12 month amortization schedule (each, an “Amortization Payment”), are due and payable, until the Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the Note shall be immediately due and payable. The Amortization Payments are to be made in cash unless the Holder requests it to be issued in the Company’s Common Stock in lieu of a cash payment (“Stock Payment”). If the Holder requests a Stock Payment, the number of shares of Common Stock will be issued in an amount as provided in the Note. After the original issue date until the Notes are no longer outstanding, the Notes shall be convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Holder. The conversion price in effect is $2.50 per share, subject to adjustment as provided in the Notes.

Copies of the Securities Purchase Agreement, Note, Warrant, and Registration Rights Agreement in connection with the Debt Offering are attached hereto as Exhibits 10.3, 10.4, 10.5, and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01, Debt Offering, is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The issuances of the securities pursuant to the Equity Offering and Debt Offering were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Registration Rights Agreement (Equity Offering)
4.2	Form of Registration Rights Agreement (Debt Offering)
10.1	Form of Securities Purchase Agreement (Equity Offering)
10.2	Form of Warrant (Equity Offering)
10.3	Form of Securities Purchase Agreement (Debt Offering)
10.4	Form of Note
10.5	Form of Warrant (Debt Offering)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2019

Transportation and Logistics Systems, Inc.

By:	/s/ John Mercadante
Name:	John Mercadante
Title:	Chief Executive Officer